                            AEROQUIP-VICKERS, INC.


FOR IMMEDIATE                               Aeroquip-Vickers, Inc.
RELEASE                                     3000 Strayer
                                            P.O. Box 50
          CONTACT:                          Maumee, Ohio 43537-0050
          Investors
          William R. Ammann 419/867-2215

          Media
          Richard G. Rump 419/867-2292


                 SHAREHOLDERS APPROVE AEROQUIP-VICKERS, INC.


     MAUMEE, Ohio, April 17, 1997 -- Today at the annual meeting of shareholders, "Aeroquip-Vickers, Inc." was approved as the new name for TRINOVA Corporation. The company's New York Stock Exchange ticker symbol changes from TNV to ANV, effective April 18, 1997.

     "Aeroquip and Vickers are the names that have been respected and known in the marketplace for decades, and we believe it is appropriate that our corporate identity now mirrors the identities known by our customers," said Darryl F. Allen, Aeroquip-Vickers chairman, president and chief executive officer. "By identifying us with our premier operating company names, we will increase understanding of who we are and what we do."

     Aeroquip-Vickers, Inc. is two companies, Aeroquip Corporation and Vickers, Incorporated, worldwide manufacturers and distributors of engineered components and systems to the industrial, automotive and aerospace markets, with 1996 sales of $2.03 billion.

                                     -30-